UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2015

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-193087	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

829 Lawson Street City of Industry, CA	91748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2015, the Board of Directors of Focus Universal Inc. (the “Company”) approved a change in the fiscal year end from a fiscal year end on March 31 to a calendar year end on December 31 effective immediately.

The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for prior periods. The change to the Company’s fiscal year will not impact the Company’s calendar year results for the year ended December 31, 2015. While the change will have some impact on the prior year comparability of each of the fiscal quarters and annual periods in fiscal years prior to calendar year 2016 in future filings, the Company expects that this impact will be minimal.

The Company believes this change will provide numerous benefits, including aligning its reporting periods to be more consistent with peer companies.

Since the change in the Company’s year end will not commence with the end of an old fiscal year, the change is deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 and 15d-10; hence a transition report will be required to be filed on Form 10-K for the year ending December 31, 2015 or on the first interim report of year 2016 for the quarter ending March 31, 2016.

The reporting periods and applicable reports for the remainder of year 2015 and year 2016 are expected to be as follows:

Fiscal Period	Reporting Period	Report to be Filed
Year 2015	January 1, 2015 to December 31, 2015	Annual Report on Form 10-K
First quarter of 2016	January 1, 2016 to March 31, 2016	Quarterly Report on Form 10-Q
Second quarter of 2016	April 1, 2016 to June 30, 2016	Quarterly Report on Form 10-Q
Third quarter of 2016	July 1, 2016 to September 30, 2016	Quarterly Report on Form 10-Q
year 2016	January 1, 2016 to December 31, 2016	Annual Report on Form 10-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS UNIVERSAL INC.

Date: December 14, 2015	By: /s/ Desheng Wang
Name: Desheng Wang
Title: Chief Executive Officer

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